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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                                DECEMBER 14, 2000
                Date of Report (Date of earliest event reported)


                           HORIZON HEALTH CORPORATION
             (Exact name of registrant as specified in its charter)


          DELAWARE                    1-13626                  75-2293354
(State or other jurisdiction        (Commission              (IRS Employer
     of incorporation)              File Number)           Identification No.)


                             1500 WATERS RIDGE DRIVE
                          LEWISVILLE, TEXAS 75057-6011
              (Address of principal executive offices and zip code)


                                 (972) 420-8200
                         (Registrant's telephone number,
                              including area code)


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ITEM 5. OTHER EVENTS

     In early December, 2000, the Company was served with a U.S. Department of Justice subpoena issued by the U.S. Attorney's office for the Northern District of California requesting the production of documents relating to certain matters, such as patient admissions, patient care, patient charting and marketing materials, pertaining to hospital gero-psychiatric programs managed by the Company. The Company believes that the subpoena originated as a result of a sealed qui tam suit. No specific allegations or claims have been made against the Company. The Company is not currently aware of any reason to believe it will become a target of the investigation. At this time, the Company has insufficient information to predict any particular future outcome of the investigation.

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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                             HORIZON HEALTH CORPORATION


Date: December 14, 2000
                             By: /s/ Ronald C. Drabik
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                                 Ronald C. Drabik
                                 Senior Vice President, Finance & Administration